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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-41097 of Nextel Communications, Inc. on Form S-4 of our report dated March 20, 1997, except for Note 13, as to which the date is March 27, 1997, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1996, and to the references to us under the headings "Summary Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


McLean, Virginia
December 5, 1997